                                                                 Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             DAVIN ENTERPRISES, INC.


         The undersigned, being of legal age, in order to form the corporation under and pursuant to the laws of the State of Delaware , do hereby set forth as follows:

         FIRST:   The name of the corporation is
                           DAVIN ENTERPRISES, INC.


         SECOND: The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the city of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

         FOURTH: The corporation shall be authorized to issue the following shares:

         Class                         Number of Shares        Par Value
         ----                          ----------------        ---------
         COMMON                        250,000,000             $.0001

         FIFTH:   The name and address if the incorporator are as follows:

         Name                          Address
         ----                          -------
         Ray A. Barr                   9 East 40th Street
                                       New York, New York  10016

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation, and regulation of the powers of the corporation and of its directors and stockholders.

         (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

         (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                  (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation: to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

         (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors interest or for any other reason.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. It being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receiver appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors; and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this seventh day of April, 1987.

                                                  /s/ Ray A. Barr
                                                  ----------------------------
                                                  Ray A. Barr, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             DAVIN ENTERPRISES, INC.

         The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

         FIRST:   The name of the Corporation is:

                             DAVIN ENTERPRISES, INC.

         SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

         Article Fourth of the Certificate of Incorporation, as amended, relating to the shares of the corporation, is hereby amended to read as follows by adding the following new Article Fourth.

                           FOURTH:  The total number of shares of stock which
                  the Corporation is authorized to issue is 50,000,000 and the par value of each of such shares is $.0001.

                           The corporation hereby reclassifies its Common shares
                  pursuant to Section 242 of the General Corporation Law of the State of Delaware in order to effect a one (1) for one hundred
                  (100) reverse split of its Common Shares, $.0001 par value, so that one hundred (100) of the outstanding Common Shares are equal to one (1) of the new Common Share certificates of $.0001 par value.

         THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of more than a majority the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware and that written notice has been given to all shareholders who have not consented in writing to the action.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 20th day of May, 1996.

                                     /s/ Arthur Seidenfeld
                                     ----------------------------
                                     Arthur Seidenfeld, President


ATTEST:

/s/Anne Seidenfeld
--------------------------
Anne Seidenfeld, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

             CERTIFICATE OF INCORPORATION OF DAVIN ENTERPRISES, INC.

                           (PURSUANT TO SECTION 242 OF
                      THE DELAWARE GENERAL CORPORATION LAW)




         The undersigned, Carl K.W. Tong, being the President, Chief Executive Officer and Secretary of Davin Enterprises, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware to provide for the name change by amending Article First as follows:

                                  ARTICLE FIRST

            "The name of the corporation is "Creative Master International, Inc."

         2. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(3) of the General Corporation Law of the State of Delaware by amending Article Fourth as follows:

                                 ARTICLE FOURTH

         "The total number of shares of stock which the Corporation is authorized to issue is Sixty Million (60,000,000) shares and the par value of each of such shares is $.0001."

         3. The foregoing Amendments to Article First and Article Fourth of the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the consent in writing of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         4. In accordance with Section 228 of the General Corporation Law of the State of Delaware, a written notice of the corporate action taken by the majority of the stockholders has been given to all stockholders of record of the Corporation who have not consented in writing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of February 23, 1998 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.


                                /s/ Carl K.W. Tong
                                -----------------------------------------------
                                Carl K.W. Tong, President and Chief Executive Officer


                                /s/ Carl K.W. Tong
                                -------------------------
                                Carl K.W. Tong, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CREATIVE MASTER INTERNATIONAL, INC.
                       (FORMERLY DAVIS ENTERPRISES, INC.)


         Creative Master International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "GCL") and has been consented to in writing by the stockholder of the Corporation, and written notice has been given to the stockholders, in accordance with Section 228 of the GCL.

         2. Article Fourth of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                                 "ARTICLE FOURTH

         The total number of shares which the Corporation is authorized to issue is Sixty Million (60,000,000) shares and the par value of such shares is $.0001 per share.

         The Corporation hereby reclassifies its Common Stock pursuant to
Section 242 of the Delaware General Corporation Law in order to effect a one (1) for ten (10) reverse split of its Common Stock, $.0001 par value ("Old Common Stock"), so that ten (10) shares of the Old Common Stock is equal to one (1) share of Common Stock, $.0001 par value ("New Common Stock"). Each certificate which heretofore represented shares of Old Common Stock shall hereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined; provided, however, that each person holding of record a stock certificate or certificates which represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, and provided further that the Corporation shall not issue fractional shares with respect to the combination."

         IN WITNESS WHEREOF, Creative Master International, Inc. has caused this certificate to be signed by Carl Ka Wing Tong, its authorized officer, this 12th day of March 1998.

                                        CREATIVE MASTER INTERNATIONAL, INC.


                                        By: Carl Ka Wing Tong
                                            --------------------------------
                                            Carl Ka Wing Tong, President and
                                            Chief Executive Officer

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CREATIVE MASTER INTERNATIONAL, INC.
                       (formerly Davin Enterprises, Inc.)


                  Creative Master International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         The name of the corporation is Creative Master International, Inc. Creative Master International, Inc. was originally incorporated under the name Davin Enterprises, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 8, 1987.

         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

         The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                  FIRST:  The name of the Corporation is

         CREATIVE MASTER INTERNATIONAL, INC.

                  SECOND: The address of the registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

                  FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is Thirty Million (30,000,000) shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is Twenty-Five Million (25,000,000) with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) with a par value of $.0001 per share. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

                  (2) The Board of Directors of the Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

                  (3) The Corporation hereby reclassifies its Common Stock pursuant to Section 242 of the Delaware General Corporation Law in order to effect a three (3) for four (4) reverse split of its Common Stock, $.0001 par value ("Old Common Stock"), so that four (4) shares of the Old Common Stock is equal to three (3) shares of Common Stock, $.0001 par value ("New Common Stock"). Each certificate which heretofore represented shares of Old Common Stock shall hereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined; PROVIDED, however, that each person holding of record a stock certificate or certificates which represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, and provided further that the Corporation shall not issue fractional shares with respect to the combination. In lieu thereof, the Corporation shall pay stockholders who would otherwise be entitled to be issued a fractional share of Common Stock cash equal to the fair value of such fractional share as determined by the Board of Directors of the Corporation.

                  FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. Election of directors need not be by ballot unless the bylaws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                       (a) To make, alter, amend, change, add to or repeal the bylaws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                       (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors interest, or for any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; PROVIDED, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

                  SIXTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The Corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Corporation to power to indemnify.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  The foregoing Restated Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by affirmative vote of stockholders holding at least a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Carl Ka Wing Tong, its authorized officer, this ___ day of December 1998.



                                       CREATIVE MASTER INTERNATIONAL, INC.



                                       By:   /s/ Carl Ka Wing Tong
                                             ---------------------
                                             Carl Ka Wing Tong, President and
                                             Chief Executive Officer

                                   CERTIFICATE
             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION


         CREATIVE MASTER INTERNATIONAL, INC., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 8th day of April, 1987 and since has become inoperative by law due to nonpayment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

         1. The name of the corporation is CREATIVE MASTER INTERNATIONAL, INC.

         2. Its registered office in the State of Delaware is located at 15 East North Street in the City of Dover, County of Kent, State of Delaware 19901 and the name of its registered agent at such address is United Corporate Services, Inc.

         3. The date when the restoration, renewal and revival of the Certificate of Incorporation of this corporation is to commence the 29th day of February, 2000, the same being prior to the date that the Certificate of Incorporation became inoperative. This renewal and revival of the Certificate of Incorporation of this corporation is to be perpetual.

         4. This corporation was duly organized under the laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2000, at which time its Certificate of Incorporation became inoperative by law due to nonpayment of taxes. This certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, said CREATIVE MASTER INTERNATIONAL, INC. in compliance with Section 312 of Title 8 of the Delaware Code has caused this certificate to be signed by John Rempel, its last and acting Chief Financial Officer, this 15th day of June, 2000.



                                     /s/ John Rempel
                                     ---------------------------------------
                                     John Rempel
                                     Last and Acting Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CREATIVE MASTER INTERNATIONAL, INC.


                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW


         The undersigned, Carl Ka Wing Tong, being the President and Chief Executive Officer, and Shing Kam Ming, being the Secretary, of Creative Master International, Inc., a Delaware corporation (the "Company"), hereby certify as follows:

         1. The name of the Company is Creative Master International, Inc.

         2. The Board of Directors of the Company, by action taken at a meeting on June 23, 2000, unanimously adopted a resolution proposing and declaring advisable the amendment to the fourth article of the Certificate of Incorporation of the Company described below.

         3. This Certificate of Amendment of the Certificate of Incorporation was duly adopted by the unanimous vote of the Board of Directors of the Company.

         4. By written action of more than a majority of the stockholders of the Company entitled to vote, taken in accordance with Sections 228 and 242 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the adoption of this Certificate of Amendment.

         5. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         6. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the current third full paragraph of the fourth article and replacing it with the following:

         "At 5:00 p.m. EST on July 27, 2000, and without further action on the part of the Company or its stockholders, each three shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), then issued and outstanding, shall become one fully paid and nonassessable share of Common Stock. In lieu of issuing fractional shares as a result of such reverse stock split, the Company will pay to any stockholder entitled to a fractional share as a result of such reverse stock split cash equal to the fair value of such fractional share, as determined by the Board of Directors. The capital account of the Company shall not be increased or decreased by such reverse stock split. To reflect such reverse stock split, each certificate representing shares of Common Stock theretofore issued and outstanding shall represent one-third the number of shares of Common Stock issued and outstanding after such reverse stock split (subject to the payment of cash in lieu of fractional shares, as provided above); and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of Common Stock equal to one-third the number of shares represented by said certificate for theretofore issued and outstanding shares (subject to the payment of cash in lieu of fractional shares, as provided above)."

         IN WITNESS WHEREOF, the undersigned, being the duly appointed and acting President and Chief Executive Officer and Secretary, respectively, of the Company, have hereunder subscribed their names to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 27 day of July, 2000.


                                      /s/ Carl Ka Wing Tong
                                      ---------------------
                                      Carl Ka Wing Tong
                                      President and Chief Executive Officer


                                      /s/ Shing Kam Ming
                                      ---------------------
                                      Shing Kam Ming
                                      Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CREATIVE MASTER INTERNATIONAL, INC.
                   (FORMERLY KNOWN AS DAVIS ENTERPRISES, INC.)

         Creative Master International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The amendments to the Corporation's Certificate of Incorporation, as previously amended and restated, set forth below were duly adopted in accordance with the provisions of
                  Section 242 of the Delaware General Corporation Law.

         2. ARTICLE FIRST of the Corporation's Certificate of Incorporation, as previously amended and restated, is further amended and restated to read in its entirety as follows:

         FIRST:      The name of the Corporation is:

                     PACIFICNET.COM, INC.

         3. The first paragraph of ARTICLE FOURTH of the Corporation's Certificate of Incorporation, as previously amended and restated, is further amended and restated to read in its entirety as follows:

         FOURTH:  (1)   The total number of shares of stock which the
Corporation is authorized to issue is One Hundred and Thirty Million (130,000,000) shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is One Hundred and Twenty-Five Million (125,000,000) with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) with a par value of $.0001 per share. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Carl K Wing Tong, its authorized officer, on this 27 day of July, 2000.


                                      /s/ Carl Ka Wing Tong
                                      ---------------------
                                      Carl Ka Wing Tong
                                      President and Chief Executive Officer